                                                                Exhibit 1.A.5(c)
                                                                          NEL-42
--------------------------------------------------------------------------------
Rider: Guaranteed Death Benefit

The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

NO LAPSE GUARANTEE BENEFIT
On the first day of each policy month until age 100 of the younger Insured the Company will determine if the No Lapse Guarantee Benefit (called "the Benefit") is in effect. If the Benefit is in effect, the Policy will not lapse even if the Net Cash Value of the Policy on the first day of the policy month is not enough to cover the full Monthly Deduction for that month.

The Guaranteed Death Benefit Premium is shown in the Policy Schedule. This Premium will be recalculated when: the Face Amount is decreased; the amount provided by riders attached to the Policy is increased or decreased; a partial surrender which results in a decrease in Face Amount is made; a correction is made in the insurance age of either Insured; or the underwriting class of the Policy and its riders is changed to a more favorable underwriting class. When this Premium is recalculated: the new Premium will be shown in Section 1 of the Policy; and a new Guaranteed Death Benefit Fund Table will be sent to you.

The Benefit will be in effect if (a) is equal to or greater than (b) where: (a) equals the total of the premiums paid to date; less every partial surrender made to date; less any Cash Value paid to you to allow the Policy to continue to qualify as life insurance; less the Policy Loan Balance; and (b) equals the sum of: the Guaranteed Death Benefit Fund value for the prior year (shown in the attached Table) plus 1/12 of the Guaranteed Death Benefit Premium shown in
Section 1; times one plus the number of completed policy months in the current policy year.

If the Benefit is not in effect, the amount of premium required to put the Benefit in force is (a) minus (b) where: (a) equals the sum of: the Guaranteed Death Benefit Fund value for the prior year (shown in the attached Table) plus 1/12 of the Guaranteed Death Benefit Premium shown in Section 1; times one plus the number of completed policy months in the current policy year; and (b) equals the total amount of premium which has already been paid into the Policy; less every partial surrender made to date; less any Cash Value paid to you to allow the Policy to continue to qualify as life insurance; less the Policy Loan Balance.

GUARANTEED DEATH BENEFIT
If the Last Death occurs prior to age 100 of the younger Insured, the Death Benefit of the Policy will be based on the Death Benefit Option in effect on the date of death.

If the Last Death occurs on or after age 100 of the younger Insured and the Benefit was in effect at age 100 of the younger Insured, the Death Benefit will equal the greater of: the Cash Value on the date of the Last Death; and the Face Amount of the Policy.

If the Last Death occurs on or after age 100 of the younger Insured and the Benefit was not in effect at age 100 of the younger Insured, the Death Benefit will equal: the Cash Value on the date of the Last Death; or, if the Policy has an Expanded Death Benefit Rider, the smallest Face Amount that has been in effect since the younger Insured's age 80, or since the Policy Date if the younger Insured was older than age 80 on that Date if greater.

COST OF RIDER
Whether or not the Benefit is in effect, the cost for this Rider is charged as part of the Monthly Deductions. The monthly premium for this Rider is shown on the Policy Schedule page.

CONTRACT
This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.

NEL-42                                                               (Continued)

--------------------------------------------------------------------------------


TERMINATION
This Rider will terminate upon the earliest of:

*    A change in Death Benefit Option;
*    Addition of a Survivorship Level Term Insurance Rider with Outside Term;
* A change from Inside Term to Outside Term if a Survivorship Level Term Insurance Rider is attached to the Policy;
*    Termination of the Policy;
*    The Last Death; or
* Receipt by the Company at its Home Office of written election signed by the Owner of the Policy to terminate the Rider.

If you elect to terminate this Rider, you cannot apply for this Rider later.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary


NEL-42                                                      (See attached Table)

--------------------------------------------------------------------------------
Guaranteed Death Benefit Fund Table
--------------------------------------------------------------------------------
POLICY NUMBER
Specimen



--------------------------------------------------------------------------------
The Guaranteed Death Benefit Fund is used to determine if the No Lapse Guarantee Benefit is in effect.

             YEAR                                     YEAR

               1                 $1,367.88             36           $49,243.68
               2                  2,735.76             37            50,611.56
               3                  4,103.64             38            51,979.44
               4                  5,471.52             39            53,347.32
               5                  6,839.40             40            54,715.20
               6                  8,207.28             41            56,083.08
               7                  9,575.16             42            57,450.96
               8                 10,943.04             43            58,818.84
               9                 12,310.92             44            60,186.72
              10                 13,678.80             45            61,554.60
              11                 15,046.68             46            62,922.48
              12                 16,414.56             47            64,290.36
              13                 17,782.44             48            65,658.24
              14                 19,150.32             49            67,026.12
              15                 20,518.20             50            68,394.00
              16                 21,886.08             51            69,761.88
              17                 23,253.96             52            71,129.76
              18                 24,621.84             53            72,497.64
              19                 25,989.72             54            73,865.52
              20                 27,357.60             55            75,233.40
              21                 28,725.48             56            76,601.28
              22                 30,093.36             57            77,969.16
              23                 31,461.24             58            79,337.04
              24                 32,829.12             59            80,704.92
              25                 34,197.00             60            82,072.80
              26                 35,564.88             61            83,440.68
              27                 36,932.76             62            84,808.56
              28                 38,300.64             63            86,176.44
              29                 39,668.52             64            87,544.32
              30                 41,036.40             65            88,912.20
              31                 42,404.28
              32                 43,772.16
              33                 45,140.04
              34                 46,507.92
              35                 47,875.80



NEL-42

                                                                          NEL-43
--------------------------------------------------------------------------------
Rider:  Expanded Death Benefit


The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.

COST OF RIDER
The cost for this Rider is charged as part of the Monthly Deductions. The monthly premium is shown in the Policy Schedule.

DEATH BENEFIT
The Death Benefit on or after age 100 of the younger Insured equals:

* If the Policy has a Guaranteed Death Benefit Rider attached and the No Lapse Guarantee Benefit was in effect at age 100 of the younger Insured, the greater of: the Cash Value on the date of the Last Death; and the Face Amount of the Policy; otherwise
* The greater of: the Cash Value on the date of the Last Death; and the smallest Face Amount that has been in effect since the younger Insured's age 80, or since the Policy Date if the younger Insured was older than age 80 on that Date.

CONTRACT
This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.

TERMINATION
This Rider will terminate upon the earliest of:

*    Termination of the Policy;
*    The Last Death; or
* Receipt by the Company at its Home Office of written election signed by the Owner of the Policy to terminate the Rider.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary


NEL-43

                                                                        NEV-45-1
--------------------------------------------------------------------------------
Rider: Decreasing Term Insurance


THE COMPANY agrees that if the Insured dies while this Rider is in force, the applicable Amount Insured shown in the attached Table of Decreasing Term Insurance Provided By Rider will be paid.

RENEWAL
The Rider will be renewed automatically for successive periods of one year from the Expiry Date to a new expiry date one year later by payment of the monthly deduction for the Rider. It cannot be renewed beyond the Final Expiry Date shown in the Policy Schedule.

TERM INSURANCE
The amount of insurance during any rider year is shown in the Table of Decreasing Term Insurance Provided By Rider. If any insurance provided by this Rider is exchanged for a new policy, you will be given a new Table of Decreasing Term Insurance Provided By Rider.

COST OF RIDER
The cost of this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates per $1,000 of Decreasing Term Insurance.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Insured:


SUICIDE WITHIN TWO YEARS
If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of term insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

EXCHANGE OPTION
The Owner, before the policy anniversary on which the Insured is 85, can from time to time exchange any portion of the insurance then in force under this Rider for a new policy. The new policy will be issued:

*    Without proof that the Insured is insurable;
*    With a Face Amount equal to the amount of term insurance exchanged;
*    With the same Insured as this Rider;
* Based on the actual underwriting class to which the Insured was assigned by the Company on the Date of Issue of this Rider;
* On any plan of single life Variable Life insurance, with a level face amount, issued by the Company on the Policy Date of the new policy;
* On a policy form and at rates in use by the Company on the Policy Date of the new policy;
*    With a current Policy Date and Age of Insured; and
* Subject to any assignments and limitations to which this Rider is subject, and to the payment of the first premium for the new policy.

The exchange may be made only with the consent of the Company if:

* The amount exchanged or the amount of term insurance to be continued under this Rider is less than the Company's published minimum limits of issue; or
*    Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.




NEV-45-1                                                             (Continued)

--------------------------------------------------------------------------------


TERMINATION
This Rider will terminate upon the earliest of:
*    Termination or maturity of the Policy;
* Exchange of the entire amount of insurance provided under the Rider for a new policy;
* Receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; and
*    The end of the Final Expiry Date shown for the Rider in the Policy
     Schedule.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary



NEV-45-1

--------------------------------------------------------------------------------
Table of Decreasing Term Insurance Provided By Rider

--------------------------------------------------------------------------------

POLICY NUMBER:  Specimen                        INSURED:  John Alden
--------------------------------------------------------------------------------
                  RIDER                                        AMOUNT INSURED
                   YEAR                                      DURING RIDER YEAR

                    1                                             $25,000
                    2                                              23,750
                    3                                              22,500
                    4                                              21,250

                    5                                              20,000
                    6                                              18,750
                    7                                              17,500
                    8                                              16,250
                    9                                              15,000
                    10                                             13,750

                    11                                             12,500
                    12                                             11,250
                    13                                             10,000
                    14                                             8,750
                    15                                             7,500

                    16                                             6,250
                    17                                             5,000
                    18                                             3,750
                    19                                             2,500
                    20                                             1,250





--------------------------------------------------------------------------------
Daniel D. Jordan
         Secretary


NEV-45-1

--------------------------------------------------------------------------------
Table of Guaranteed Monthly Insurance Rates Per $1,000 of Decreasing
Term Insurance
--------------------------------------------------------------------------------

POLICY NUMBER:  Specimen                      INSURED:  John Alden
--------------------------------------------------------------------------------
                   YEAR                                          RATE
                    1                                           0.2192
                    2                                           0.2342
                    3                                           0.2533
                    4                                           0.2750
                    5                                           0.3000

                    6                                           0.3283
                    7                                           0.3617
                    8                                           0.3958
                    9                                           0.4350
                    10                                          0.4758

                    11                                          0.5225
                    12                                          0.5692
                    13                                          0.6200
                    14                                          0.6733
                    15                                          0.7333

                    16                                          0.7967
                    17                                          0.8700
                    18                                          0.9517
                    19                                          1.0450
                    20                                          1.1500



--------------------------------------------------------------------------------
Daniel D. Jordan
         Secretary


NEV-45-1

                                                                        NEV-46-1
--------------------------------------------------------------------------------
Rider: Level Term Insurance


THE COMPANY agrees that if the Insured dies while this Rider is in force, the amount of level term insurance under this Rider will be paid.


RENEWAL
The Rider will be renewed automatically for successive periods of one year from the Expiry Date to a new expiry date one year later by payment of the monthly deduction for the Rider. It cannot be renewed beyond the Final Expiry Date shown in the Policy Schedule.

COST OF RIDER
The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates per $1,000 of Level Term Insurance.

DECREASE IN TERM AMOUNT
After the first policy year, the Term Amount can be decreased on the first day of any policy month by written application to the Company; but only if the Term Amount which will remain after a decrease is at least $10,000, except with the consent of the Company. The application for a decrease will be made a part of the Rider.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS
This Rider will not be contestable after it has been in force during the life of the Insured for two years from its Date of Issue.

Insured:


SUICIDE WITHIN TWO YEARS
If the Insured dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of level term insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

EXCHANGE OPTION
The Owner, before the policy anniversary on which the Insured is 85, can exchange this Rider for a new policy. The new policy will be issued:

*    Without proof that the Insured is insurable;
* With a Face Amount equal to the amount of term insurance then provided by this Rider;
*    With the same Insured as this Rider;
* Based on the actual underwriting class to which the Insured was assigned by the Company on the Date of Issue of this Rider;
* On any plan of single life Variable Life insurance, with a level face amount, issued by the Company on the Policy Date of the new policy;
* On a policy form and at rates in use by the Company on the Policy Date of the new policy;
*    With a current Policy Date and Age of Insured; and
* Subject to any assignments and limitations to which this Rider is subject, and to the payment of the first premium for the new policy.

The exchange may be made only with the consent of the Company if:

* The amount exchanged under this Rider is less than the Company's published minimum limits of issue; or
*    Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.


NEV-46-1                                                             (Continued)

--------------------------------------------------------------------------------


TERMINATION
This Rider will terminate upon the earliest of:
*    Termination or maturity of the Policy;
*    Exchange of the Rider for a new policy;
* Receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; and
*    The end of the Final Expiry Date shown for the Rider in the Policy
     Schedule.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary




NEV-46-1

--------------------------------------------------------------------------------
Table of Guaranteed Monthly Insurance Rates Per $1,000 of Level Term
Insurance
--------------------------------------------------------------------------------
POLICY NUMBER:  Specimen                      INSURED:  John Alden
--------------------------------------------------------------------------------
                   YEAR                                    RATE
                    1                                     0.2192
                    2                                     0.2342
                    3                                     0.2533
                    4                                     0.2750
                    5                                     0.3000

                    6                                     0.3283
                    7                                     0.3617
                    8                                     0.3958
                    9                                     0.4350
                    10                                    0.4758

                    11                                    0.5225
                    12                                    0.5692
                    13                                    0.6200
                    14                                    0.6733
                    15                                    0.7333

                    16                                    0.7967
                    17                                    0.8700
                    18                                    0.9517
                    19                                    1.0450
                    20                                    1.1500




--------------------------------------------------------------------------------
Daniel D. Jordan
         Secretary



NEV-46-1

                                                                          NEV-47
--------------------------------------------------------------------------------
Rider: Survivorship Four Year Level Term Insurance


THE COMPANY agrees that if the Last Death occurs while this Rider is in force, the amount of Level Term Insurance will be paid as a part of the policy proceeds.

COST OF RIDER
The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates are guaranteed for one year. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Four Year Level Term Insurance.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.

NOT CONTESTABLE AFTER TWO YEARS
With respect to statements made in the application, this Rider will not be contestable after it has been in force, for statements regarding: Insured 1, during the life of Insured 1 for two years from its Date of Issue; and Insured 2, during the life of Insured 2 for two years from its Date of Issue.

SUICIDE WITHIN TWO YEARS
If either of the Insureds dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of Level Term Insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

TERMINATION
This Rider will terminate upon the earliest of: (a) termination or maturity of the Policy; (b) receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; and (c) the end of the Expiry Date shown for the Rider in the Policy Schedule.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary



NEV-47

                                                                          NEL-51
--------------------------------------------------------------------------------
Rider: Benefits for Disability of Covered Insured


THE COMPANY agrees to provide Premium Benefits for the Policy and to waive the cost of this Rider on receipt of proof that total disability of a Covered Insured (see Section 1):

*    Started while this Rider was in force; and
*    Has continued for at least six months.

If there are two Covered Insureds under this Rider and both are totally disabled, only one benefit under the Rider will be paid.

DEFINITIONS
"Total disability" means disability of a Covered Insured:

*    Which results from sickness or accidental bodily injury; and
* Which continuously prevents the Covered Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of that Insured when total disability started; and thereafter means engaging in any occupation for which that Covered Insured is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Covered Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Covered Insured has a total loss, which begins while this Rider is in force, of:

*    Speech; or sight in both eyes; or hearing in both ears; or
*    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Covered Insured is working for pay or profit.

EXCLUSION
This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war after the Date of Issue of this Rider.


BENEFITS
After total disability of a Covered Insured has continued for at least six months, Premium Benefits will be provided and the cost of this Rider will be waived for the period:

* Which starts on the first day of the policy month in which total disability started; and
* Which ends at the end of the second full policy month after total disability ends.

No benefits will be provided beyond the policy anniversary on which that disabled Covered Insured is age 65, unless: total disability of that Covered Insured has been continuous for the full five year period which ends on that anniversary; or another Insured is a Covered Insured under this Rider and qualifies for benefits under this Rider.

Benefits will not be provided for any period more than one year before proof of total disability for that Covered Insured is received by the Company at its Home Office.

When the Company approves a claim, the amount of all Net Premium Benefits will be added to the Cash Value based on the premium allocation in effect on the date the claim is approved. When a claim is approved, the amount of all costs for this Rider made as part of the Monthly Deduction after the start of total disability but before the Company approves the claim under this Rider will be added by the Company to the Cash Value based on the premium allocation in effect on the date the claim is approved.

The Policy to which this Rider is attached is intended to qualify as a flexible premium adjustable life insurance contract under the Internal Revenue Code or any interpretive regulation or rulings by the Internal Revenue Service. To that end, premiums on the Policy are limited to an amount no greater than that allowing the Policy to continue to qualify. Therefore, the portion of any Premium Benefit that would disqualify the Policy will be paid to you in cash.

AMOUNT OF PREMIUM BENEFIT
The amount of the Premium Benefit will be one-twelfth of the Specified Amount for the Rider shown in the Policy as issued or later endorsed.


NEL-51                                                               (Continued)

--------------------------------------------------------------------------------


AMOUNT OF NET PREMIUM BENEFIT
The amount of the Net Premium Benefit is equal to: the Premium Benefit; less no more than the Maximum Premium Expense Charge at the rates shown in Section 1 of the Policy.

PROOF OF DISABILITY
Proof of total disability must be furnished:

*    During the life of a disabled Covered Insured; and
*    During the period of total disability; and
* Not more than one year after: (a) the date total disability started; or (b) the policy anniversary on which that Covered Insured is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability of that Covered Insured has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that: o It was not reasonably possible to furnish proof within that time; and o Proof was furnished as soon as reasonably possible.

PREMIUMS FOR THIS RIDER
Premiums for this Rider are charged as part of the monthly deductions. The factors for calculating the premiums for the Rider are shown in the Table of Premium Factors for Benefits for Disability of Covered Insured Rider.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. The effective date of this Rider is its Date of Issue.


NOT CONTESTABLE AFTER TWO YEARS
With respect to statements made in the Application, this Rider will not be contestable after it has been in force, for statements regarding a Covered Insured, during the life of that Covered Insured, and without the occurrence of total disability of that Covered Insured for two years from its Date of Issue.

CONTRACT A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

TERMINATION
This Rider will terminate upon the earliest of:

*    Termination of the Policy;
*    Death of the Covered Insureds;
* Receipt of the Company at its Home Office of written election signed by the Owner of the Policy to terminate the Rider; and
* Addition of a Waiver of Monthly Deductions - Disability of Insured Rider to the Policy.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary




NEL-51

--------------------------------------------------------------------------------
Table of Premium Factors for Benefits for Disability of Covered Insured
Rider

The monthly premium for this rider is equal to: the Premium Benefit for the policy year; times the factor from this Table for the policy year. This premium is part of the Policy's Monthly Deduction.

--------------------------------------------------------------------------------
         POLICY YEAR                FACTOR           POLICY YEAR         FACTOR

              1                     .0108                23              .0277
              2                     .0114                24              .0297
              3                     .0119                25              .0319
              4                     .0123                26              .0344
              5                     .0128                27              .0372
              6                     .0133                28              .0407
              7                     .0136                29              .0449
              8                     .0141                30              .0503
              9                     .0145                31              .0571
              10                    .0150                32              .0657
              11                    .0155                33              .0765
              12                    .0160                34              .0899
              13                    .0166                35              .1065
              14                    .0172                36              .1266
              15                    .0178                37              .1522
              16                    .0186                38              .1742
              17                    .0195                39              .1987
              18                    .0205                40              .2259
              19                    .0216                41              .1273
              20                    .0229                42              .1026
              21                    .0244                43              .0760
              22                    .0259                44              .0472
                                                         45              .0177



--------------------------------------------------------------------------------
Daniel D. Jordan
         Secretary




NEL-51-

                                                                          NEL-58
--------------------------------------------------------------------------------
Rider: Survivorship Level Term Insurance


THE COMPANY agrees that if the Last Death occurs while this Rider is in force, the amount of Level Term Insurance (called "Term Amount") will be paid as part of the Policy's Death Benefit if you choose Inside Term (see below); or otherwise, will be added to the policy proceeds.

When you apply for this Rider, you can choose:

* To have the Term Amount of the Rider added to the Face Amount of the Policy for purposes of calculating the Death Benefit (called "Inside Term"); or
* To not have the Term Amount of the Rider added to the Face Amount of the Policy for purposes of calculating the Death Benefit (called "Outside Term").

With the consent of the Company, you can change your choice at any time. Evidence of insurability will be required to change from Inside Term to Outside Term.

COST OF RIDER
The cost for this Rider is charged as part of the Monthly Deductions. The rates will be set by the Company each year on the policy anniversary based on the expectations of the Company as to future experience. The rates for the Rider will never be more than the rates shown in the Table of Guaranteed Monthly Insurance Rates Per $1,000 of Survivorship Level Term Insurance.

DECREASE IN TERM AMOUNT
After the first policy year, the Term Amount can be decreased on the first day of any policy month by written application to the Company; but only if the Term Amount which will remain after a decrease is at least $10,000, except with the consent of the Company. A decrease in Term Amount will be effective on the Adjustment Date shown in the new Policy Schedule.


ADJUSTMENT OF THE POLICY
The Policy Schedule must reflect a decrease in the Term Amount. The new Policy Schedule and the Application for the adjustment will be made part of the Policy when the Company, at its option:

* Sends you a new Policy Schedule and a copy of the Application for the adjustment for you to attach to the Policy; or
* Requires that the Policy be returned to have the new Policy Schedule and a copy of the Application for the adjustment attached to the Policy by the Company; or
*    Sends you an adjusted policy to take the place of this Policy.

Upon adjustment, the Policy will be in force only as adjusted.

EXCHANGE OPTION
If Outside Term is in effect, you can, before the policy anniversary on which the older Insured is 85, exchange any portion of the insurance then in force under this Rider for a new Policy:

* If the ages of the Insureds meet the Company's issue age requirements on the Policy Date of the new policy;
* If the Company's underwriting class requirements on the Policy Date of the new policy can be met; and
* If both Insureds under this Rider are living on the Date of Issue of the new policy.

The new policy will be issued:

*    Without proof that the Insureds are insurable;
*    With a Face Amount equal to the amount of term insurance being exchanged;
*    With the same Insureds as this Rider;
* Based on the actual underwriting class to which each Insured was assigned by the Company on the Date of Issue of this Rider;



NEL-58                                                               (Continued)

--------------------------------------------------------------------------------


* On any plan of Variable Survivorship Life insurance with a level face amount issued by the Company on the Policy Date of the new policy;
* On a policy form and at rates in use by the Company on the Policy Date of the new policy;
*    With a current Policy Date and current insurance ages of Insureds; and
* Subject to any assignments and limitations to which this Rider is subject, and to the exchange cost described below.

The exchange can be made only with the consent of the Company if:

* The amount of term insurance you want to exchange is less than the Company's published minimum limits of issue; or
*    Any rider is to be attached to the new policy.

The Contestable and Suicide periods of the new policy will be measured from the Date of Issue of this Rider.

EXCHANGE COST
The exchange is subject to payment of the first premium for the new policy.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. Rider years will coincide with policy years. If this Rider is issued after the Date of Issue of the Policy, the first rider year will begin on the policy anniversary on or next following the Date of Issue of the Rider. The term insurance provided by this Rider will be in force from the Date of Issue of the Rider. The effective date of this Rider is its Date of Issue.


NOT CONTESTABLE AFTER TWO YEARS
The insurance issued under this Rider will not be contestable after it has been in force during the life of either Insured for two years from the Date of Issue of this Rider.

SUICIDE WITHIN TWO YEARS
If either of the Insureds dies by suicide while sane or insane within two years from the Date of Issue of this Rider: the amount of Level Term Insurance will not be paid; and the amount payable under the Rider will be limited to the monthly deductions made to pay for the Rider.

CONTRACT
A copy of the application for this Rider is attached to and made part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. This Rider has no cash value.

TERMINATION
This Rider will terminate upon the earliest of:

*    Termination of the Policy;
* Receipt by the Company at its Home Office of written request signed by the Owner of the Policy to terminate the Rider; o Exchange of the Level Term Insurance for a new policy;
*    A decrease in Term Amount to zero; and
*    Age 100 of the younger Insured.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

   ABCD                             ABCD
 President                        Secretary



NEL-58

                                                                          NEV-71
--------------------------------------------------------------------------------
Rider: Waiver of Monthly Deductions - Disability of Insured


THE COMPANY agrees to waive the monthly deductions for the Policy and all Riders on receipt of proof that total disability of the Insured:

*    Started while this Rider was in force; and
*    Has continued for at least six months.

DEFINITIONS
"Total disability" means disability of the Insured:

*    Which results from sickness or accidental bodily injury; and
*    Which continuously prevents the Insured from working for pay or profit.

During the first 36 months of disability, "working" means engaging in the occupation which was the regular occupation of the Insured when total disability started; and thereafter means engaging in any occupation for which the Insured is or becomes fit by education, training or experience.

Total disability may be the result of a sickness which began or an injury which occurred either before or after this Rider was issued.

"Working for pay or profit" includes attending school or college as a full time student, if that was the main occupation of the Insured when the disability started.

Total disability will be presumed if, as the result of a sickness or an accidental bodily injury, the Insured has a total loss, which begins while this Rider is in force, of:

*    Speech; or sight in both eyes; or hearing in both ears; or
*    Use of both hands; or use of both feet; or use of one hand and one foot.

Total disability will be presumed as long as the loss continues, even if the Insured is working for pay or profit.


Insured:

EXCLUSION
This Rider does not provide benefits for total disability which results from a sickness or an injury caused by war or an act of war after the Date of Issue of this Rider.

MONTHLY DEDUCTIONS TO BE WAIVED

After total disability has continued for at least six months, monthly deductions will be waived for the period:

* Which starts on the first day of the policy month in which total disability started; and
* Which ends at the end of the second full policy month after total disability ends.

No monthly deductions will be waived beyond the policy anniversary on which the Insured is age 65, unless total disability has been continuous for the full five year period which ends on that anniversary.

Monthly deductions will not be waived for any period more than one year before proof of total disability is received by the Company at its Home Office.

The amount of all monthly deductions made after the start of total disability but before the Company approves a claim for waiver will be added to the cash value by the Company when a claim is approved.


NEV-71                                                               (continued)

PROOF OF DISABILITY
Proof of total disability must be furnished:

*    During the life of the Insured; and
*    During the period of total disability; and
*    Not more than one year after (a) the due date of a premium in default; or
     (b) the policy anniversary on which the Insured is age 65; or (c) the surrender or maturity of the Policy.

The Company has the right to require proof that total disability continues to exist. This right will be exercised at reasonable times; but after total disability has continued for two years, proof will not be required more often than once a year.

Failure to furnish proof of total disability within the time required will not void or reduce a claim for benefits if it is shown that:

*    It was not reasonably possible to furnish proof within that time; and
*    Proof was furnished as soon as reasonably possible.

POLICY BENEFITS
The Policy proceeds will be the same while Monthly Deductions are being waived as they would be if each Monthly Deduction were paid in cash on the first day of the policy month.

PREMIUMS FOR THIS RIDER
Premiums for this Rider are charged as part of the monthly deductions. The factors for calculating the premiums for the Rider are shown in the Table of Premium Factors for Waiver of Monthly Deductions.

DATE OF ISSUE
The Date of Issue of this Rider is the same as the Date of Issue of the Policy unless a later Date of Issue is shown for the Rider in the Policy Schedule. The effective date of this Rider is its Date of Issue.


NOT CONTESTABLE AFTER TWO YEARS
This Rider will not be contestable after it has been in force during the life of the Insured, and without the occurrence of total disability of the Insured, for two years from its Date of Issue.

CONTRACT
A copy of the application for this Rider is attached to and made a part of the Rider. This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule.

TERMINATION
This Rider will terminate upon the earliest of:
*    Termination of the Policy;
*    Death of the Insured;
* Receipt of the Company at its Home Office of written election signed by the Owner of the Policy to terminate the Rider; and
*    Addition of a Benefit for Disability of Covered Insured Rider to the
     Policy.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts


  [Signature]                      [Signature]
   President                        Secretary


NEV-71                                                               (continued)

                                                                          NEV-91
--------------------------------------------------------------------------------
Rider: Aviation Limitation


The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.


AVIATION LIMITATION
If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

AVIATION DEATH
The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

AVIATION DEATH BENEFIT
If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

*    The reserve for the Policy; plus
* The reserve for any other riders which provide an insurance benefit upon the death of the Insured; less
*    Any Policy Loan Balance.


Insured:

If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

*    The total premiums paid for the Policy; plus
*    The total of any unscheduled payments made for the Policy; and less
*    The total amount of partial surrenders and partial withdrawals; and less
* Any Policy Loan Balance. In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

CONTRACT
This Rider is made part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts


  [Signature]                      [Signature]
   President                        Secretary



NEV-91

                                                                          NEV-92
--------------------------------------------------------------------------------
Rider: Military and Naval Aviation Limitation


The Policy to which this Rider is attached is issued by the Company subject to the provisions of this Rider.


AVIATION LIMITATION
If the death of the Insured is an Aviation Death, as defined below, the Death Benefit of the Policy will not be paid; and the amount of any insurance benefit provided by other riders upon the death of the Insured will not be paid. The policy proceeds will be limited to the Aviation Death Benefit.

AVIATION DEATH
The death of the Insured will be an "Aviation Death" if death results from, or is contributed to by, flight in or descent from or with any kind of military or naval aircraft or spacecraft. However, it will not be an "Aviation Death" if the Insured was only a passenger, with no duties in connection with the flight or descent, and the flight or descent was not for a training or experimental purpose.

AVIATION DEATH BENEFIT
If the death of the Insured is an Aviation Death, the policy proceeds payable at the death of the Insured will be limited to the following amounts as of the date of death:

*    The reserve for the Policy; plus
* The reserve for any other riders which provide an insurance benefit upon the death of the Insured; less
*    Any Policy Loan Balance.


Insured:

If the death of the Insured is within five years after the Date of Issue of the Policy, the Aviation Death Benefit will be not less than the following amounts as of the date of death:

*    The total premiums paid for the Policy; plus
*    The total of any unscheduled payments made for the Policy; and less
*    The total amount of partial surrenders and partial withdrawals; and less
*    Any Policy Loan Balance.

In no event will the Aviation Death Benefit be greater than the policy proceeds which would be payable in the absence of this Aviation Limitation Rider.

CONTRACT
This Rider is made a part of the Policy to which it is attached if the Rider is listed in the Policy Schedule. (See Section 1 of the Policy.) This Rider has no cash value.


 NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts


  [Signature]                      [Signature]
   President                        Secretary


NEV-92

                                                                        NEV-93-1
--------------------------------------------------------------------------------
Rider: Exclusion from Benefits


Any rider which provides a benefit upon total disability of __________________, that is attached to Policy Number ___________________ is issued subject to the terms of this Rider (NEV-93-1).




EXCLUSION FROM BENEFITS
Any rider which provides a benefit upon total disability excludes certain risks. By means of this Rider (NEV-93-1), the Company also excludes the risk and will not provide benefits if total disability results from:






CONTRACT
This Rider (NEV-93-1) is issued with and made a part of any rider which provides a benefit upon total disability. None of the provisions of any rider which provides a benefit upon total disability are changed except as provided in this Rider.

ACCEPTANCE
The Owner accepts any rider attached to the Policy which provides a benefit upon total disability with full knowledge and understanding of the effect of this Rider (NEV-93-1).

                                      Date                                 Owner
--------------------------------------    ---------------------------------


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts


  [Signature]                      [Signature]
   President                        Secretary


NEV-93-1

                                                                        NEV-94-1
--------------------------------------------------------------------------------
Rider: Exclusion from Benefits


Any rider which provides a benefit upon total disability of ___________________, that is attached to Policy Number ________________ is reinstated subject to the terms of this Rider (NEV-94-1).


EXCLUSION FROM BENEFITS
Any rider which provides a benefit upon total disability excludes certain risks. By means of this Rider (NEV-94-1), the Company also excludes the risk and will not provide benefits if total disability results from:






CONTRACT
This Rider (NEV-94-1) is issued with and made a part of any rider which provides a benefit upon total disability. None of the provisions of any rider which provides a benefit upon total disability are changed except as provided in this Rider.

ACCEPTANCE
The Owner accepts any rider attached to the Policy which provides a benefit upon total disability with full knowledge and understanding of the effect of this Rider (NEV-94-1).

                                  Date                                     Owner
----------------------------------    -------------------------------------


NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts


  [Signature]                      [Signature]
   President                        Secretary


NEV-94-1